                                  SCHEDULE 13D

CUSIP No. 59156R108                                           Page 8 of 9 Pages

                                                                   Exhibit 1

                             JOINT FILING AGREEMENT

   Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Amendment No. 32 to Schedule 13D, to which this exhibit is attached, is filed on his or her behalf.

   Dated: February 28, 2008

                *
   ----------------------------
   C. Robert Henrikson

                *
   ----------------------------
   Sylvia Mathews Burwell

                *
   ----------------------------
   Burton A. Dole, Jr.

                *
   ----------------------------
   Cheryl W. Grise

                *
   ----------------------------
   James R. Houghton

                *
   ----------------------------
   R. Glenn Hubbard

                *
   ----------------------------
   Helene L. Kaplan

                *
   ----------------------------
   John M. Keane

                *
   ----------------------------
   James M. Kilts

                                  SCHEDULE 13D

CUSIP No. 59156R108                                           Page 9 of 9 Pages

                *
   ----------------------------
   Charles M. Leighton

                *
   ----------------------------
   Hugh B. Price

                *
   ----------------------------
   David Satcher, M.D.

                *
   ----------------------------
   Kenton J. Sicchitano

                *
   ----------------------------
   William C. Steere, Jr.



            * By /s/ Gwenn L. Carr
                 ------------------------
                 Gwenn L. Carr
                 Attorney-in-fact